                  INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

This  Agreement,  made and  entered  into this 27th day of  January,  2000,  and amended and restated  effective as of the 1st day of May,  2002,  by and between
SECURITY  EQUITY  FUND,  a Kansas  corporation  (hereinafter  referred to as the
"Fund"),  and  SECURITY  MANAGEMENT  COMPANY,  LLC, a Kansas  limited  liability company (hereinafter referred to as "SMC");

WITNESSETH:

WHEREAS, the Fund is engaged in business as an open-end,  management  investment company registered under the Investment Company Act of 1940 ("1940 Act"); and

WHEREAS,  SMC is willing to provide  investment  research  and  advice,  general administrative,  fund  accounting,  transfer  agency,  and  dividend  disbursing services to the Fund on the terms and  conditions  hereinafter  set forth and to arrange for the  provision  of all other  services  (except  for those  services specifically  excluded  in  this  Agreement)  required  by the  Fund,  including custodial, legal, auditing and printing;

NOW,  THEREFORE,  in  consideration  of the premises and mutual  agreements made herein, the parties agree as follows:

  1.    EMPLOYMENT OF SMC. The Fund hereby  employs SMC to (a) act as investment adviser to the Fund with respect to the  investment of its assets and to supervise and arrange for the purchase of securities of the Fund and the sales of securities held in the portfolio of the Fund, subject always to the  supervision  of the  Board  of  Directors  of the  Fund  (or a duly appointed committee thereof),  during the period and upon and subject to the terms and  conditions  described  herein;  (b) provide the Fund with general administrative,  fund accounting,  transfer agency, and dividend disbursing  services  described  and set forth in  Schedule  A  attached hereto and made a part of this  Agreement by reference;  and (c) arrange for,  and  monitor,  the  provision  to the Fund of all  other  services required  by  the  Fund,  including  but  not  limited  to  services  of independent accountants, legal counsel, custodial services and printing.
        SMC may, in accordance with all applicable  legal  requirements,  engage the services of other persons or entities, regardless of any affiliation with SMC, to provide services to the Fund under this Agreement. The Fund shall bear the expense of such other  services and all other expenses of the Fund.  SMC  agrees to  maintain  sufficient  trained  personnel  and equipment  and  supplies  to  perform  its  responsibilities  under this
        Agreement and in conformity with the current  Prospectus of the Fund and such other reasonable standards of performance as the Fund may from time to  time  specify  and  shall  use  reasonable  care  in  selecting  and monitoring the  performance of third parties,  who perform  services for the Fund. SMC shall not guarantee the performance of such persons.

        SMC hereby  accepts such  employment and agrees  to perform the services required by this Agreement for the compensation herein provided.

  2.    ALLOCATION OF EXPENSES AND CHARGES.

        (a)    EXPENSES OF SMC.  SMC shall pay all expenses in  connection  with the performance of its services under this  Agreement,  except as provided otherwise herein.

        (b)    EXPENSES OF THE FUND.  Anything in this Agreement to the contrary notwithstanding,  the Fund  shall  pay or  reimburse  SMC for the payment of the following  described  expenses of the Fund whether or not billed to the Fund, SMC or any related entity:

               (i)   brokerage fees and commissions;

               (ii)  taxes;

               (iii) interest expenses;

               (iv)  any  extraordinary   expenses  approved  by  the  Board  of
                     Directors of the Fund; and

               (v)   distribution  fees paid under the Fund's  Class A, Class B,
                     Class C and Class S Distribution Plans;

               and, in  addition to those  expenses  set forth  above,  the Fund shall pay all of its expenses  whether or not billed to the Fund,
               SMC or any  related  entity,  including,  but not  limited to the
               following:   Board  of  Directors'  fees;  legal,   auditing  and
               accounting expenses;  insurance premiums;  broker's  commissions;
               taxes and  governmental  fees and any  membership  dues;  fees of
               custodian;   expenses  of  obtaining  quotations  on  the  Fund's
               portfolio  securities and pricing of the Fund's shares; costs and expenses  in  connection  with  the  registration  of the  Fund's capital stock under the Securities Act of 1933 and  qualification of the Fund's capital stock under the Blue Sky laws of the states where such stock is offered;  costs and  expenses  in  connection with  the  registration  of the Fund  under  the 1940 Act and all periodic  and other  reports  required  thereunder;  expenses  of preparing,  printing and distributing reports,  proxy statements, prospectuses,  statements of additional information,  notices and distributions  to  stockholders;  costs of stockholder  and other meetings;  and  expenses  of  maintaining  the  Fund's  corporate existence.

        (c)    EXPENSE  CAP.  For each of the Fund's full fiscal years that this
               Agreement  remains  in force,  SMC  agrees  that if total  annual expenses of each Series of the Fund identified  below,  exclusive of interest, taxes,  extraordinary expenses (such as litigation), brokerage  fees and  commissions,  and 12b-1  fees  paid  under a
               Fund's Class A, Class B, Class C or Class S  Distribution  Plans,
               but inclusive of SMC's compensation, exceeds the amount set forth below (the "Expense  Cap"),  SMC shall  contribute to such Series such funds or waive such portion of its fee, adjusted monthly, as may be required to insure that the total  annual  expenses of the
               Series shall not exceed the Expense Cap. If this Agreement  shall be effective  for only a portion of a Series'  fiscal year,  then the maximum annual expenses shall be prorated for such portion.

                               EXPENSE CAP

                  International Series, Class A, B, C and S shares - 2.25%
                  Enhanced Index Series,Class A, B, C and S shares - 1.75%
                  Select 25 Series, Class A, B, C and S shares - 1.75%

  3.    COMPENSATION OF SMC.

        (a)    As  compensation  for  the  investment  advisory  services  to be rendered by SMC to Global Series,  Social Awareness  Series,  Mid
               Cap Value  Series,  Small Cap  Growth  Series,  Large Cap  Growth
               Series  and  Technology  Series,  for  each  of  the  years  this
               Agreement is in effect,  each of the  foregoing  Series shall pay
               SMC an annual fee equal to 1.00% of its respective  average daily net  assets.  Such fee  shall be  calculated  daily  and  payable monthly.  As compensation for the investment advisory services to be rendered by SMC to International  Series for each of the years this Agreement is in effect,  the International  Series shall pay
               SMC an annual fee equal to 1.10% of its average daily net assets.
               Such fee  shall be  calculated  daily  and  payable  monthly.  As compensation for the investment  advisory services to be rendered by SMC to Equity  Series,  Total Return  Series,  Enhanced  Index
               Series and Select 25 Series for each of the years this  Agreement is in  effect,  each of the  foregoing  Series  shall  pay SMC an annual  fee equal to 0.75% of its  respective  average  daily net assets.  Such fee shall be calculated  daily and payable monthly.
               As compensation for the administrative services to be rendered by
               SMC to Global,  International and Technology Series,  each of the foregoing  Series  shall pay SMC an annual fee equal to 0.045% of its average  daily net  assets,  plus the greater of 0.10% of its
               average  daily  net  assets  or  $60,000.   Such  fees  shall  be
               calculated  daily and payable  monthly.  As compensation  for the administrative  services  to be  rendered  by SMC to  each of the other  Series of the  Fund,  each  such  Series  shall pay SMC an annual fee equal to 0.09% of its average  daily net assets.  Such fees  shall be  calculated  daily and  payable  monthly.  If this
               Agreement  shall be effective for only a portion of a year,  then
               SMC's  compensation  for said  year  shall be  prorated  for such portion.  For  purposes  of this  Section 3, the value of the net assets of each Series shall be computed in the same manner at the end of the  business  day as the  value  of such  net  assets  is computed in connection  with the  determination  of the net asset value of the Fund's shares as described in the Fund's prospectus.

               For transfer  agency  services  provided by SMC to each Series of the Fund,  each Series shall pay a  Maintenance  Fee of $8.00 per account,  a Transaction  Fee of $1.00 per transaction per account and a Dividend Fee of $1.00 per  dividend  per  account.  For the purpose of calculating the Maintenance,  Transaction and Dividend
               Fees  applicable  to each Series,  SMC may count as a shareholder account  each  person  that  holds a  beneficial  interest  in an omnibus  account  maintained on SMC's transfer agency system by a third-party administrator, broker/dealer, bank, insurance company or other  entity;  provided  that SMC is paying such  third-party administrator,  broker/dealer,  bank,  insurance company or other entity  sub-administrative,  sub-accounting  and/or  sub-transfer
               agency  fees  for  keeping  individual   shareholder  records  in
               connection with an investment in the Fund.

        (b)    For each of the Fund's  fiscal  years this  Agreement  remains in force,  SMC agrees that if total annual expenses of any Series of the Fund, exclusive of interest and taxes, extraordinary expenses
               (such as litigation) and distribution  fees paid under the Fund's
               Class A, Class B,  Class C and Class S  Distribution  Plans,  but
               inclusive of SMC's  compensation,  exceed any expense  limitation imposed by state  securities  law or  regulation  in any state in which  shares of such Series of the Fund are then  qualified  for sale, as such  regulations  may be amended from time to time, SMC will  contribute  to such Series such funds or waive such portion of its fee, adjusted monthly,  as may be requisite to insure that such annual expenses will not exceed any such limitation. If this
               Agreement  shall be  effective  for only a portion of any Series'
               fiscal year,  then the maximum annual  expenses shall be prorated for such  portion.  Brokerage  fees and  commissions  incurred in connection  with  the  purchase  or sale of any  securities  by a
               Series  shall not be deemed to be expenses  within the meaning of this paragraph (b).

  4.    INVESTMENT ADVISORY DUTIES.

        (a)    INVESTMENT  ADVICE.  SMC shall  regularly  provide  the Fund with investment research, advice and supervision, continuously furnish an  investment  program,  recommend  which  securities  shall  be purchased  and sold and what  portion  of the  assets of the Fund shall  be  held  uninvested  and  arrange  for  the  purchase  of securities  and  other  investments  for the Fund and the sale of securities  and other  investments  held in the  portfolio of the
               Fund.  All investment  advice  furnished by SMC to the Fund under this  Section 4 shall at all times  conform  to any  requirements imposed by the provisions of the Fund's Articles of Incorporation and Bylaws, the 1940 Act, the Investment Advisors Act of 1940 and
               the  rules  and  regulations  promulgated  thereunder,  and other applicable  provisions of law, and the terms of the  registration statements  of the Fund under the  Securities  Act of 1933 ("1933
               Act") and/or the 1940 Act, as may be applicable at the time,  all as from time to time  amended.  SMC shall  advise  and assist the officers or other  agents of the Fund in taking such steps as are necessary or  appropriate to carry out the decisions of the Board of  Directors  of the  Fund  (and any  duly  appointed  committee thereof)  with  regard to the  foregoing  matters and the general account of the Fund's business.

        (b)    SUBADVISERS.  Subject to the  provisions  of the 1940 Act and any applicable exemptions thereto, SMC is authorized, but is under no
               obligation,   to  enter   into   sub-advisory   agreements   (the
               "Sub-Advisory  Agreements")  with one or more subadvisers (each a
               "Subadviser")  to provide  investment  advisory  services  to any series  of  the  Fund.  Each  Subadviser  shall  have  investment discretion  with respect to the assets of the series  assigned to that  Subadviser by SMC.  Consistent  with the  provisions of the
               1940 Act and any applicable exemption thereto, SMC may enter into
               Sub-Advisory  Agreements or amend Sub-Advisory Agreements without the approval of the shareholders of the affected series.

        (c)    PORTFOLIO TRANSACTIONS AND BROKERAGE.

                  (i) Transactions in portfolio  securities shall be effected by
                      SMC,  through brokers or otherwise  (including  affiliated brokers), in the manner permitted in this Section 4 and in such manner as SMC shall deem to be in the best  interests of the Fund after  consideration  is given to all relevant factors.

                 (ii) In reaching a judgment  relative to the qualification of a broker  to  obtain  the  best  execution  of a  particular transaction,  SMC  may  take  into  account  all  relevant factors  and  circumstances,  including  the  size  of any contemporaneous market in such securities;  the importance to the Fund of speed and efficiency of execution;  whether the particular  transaction  is part of a larger  intended change of portfolio  position in the same securities;  the execution  capabilities  required by the  circumstances of the particular  transaction;  the capital  required by the transaction;  the overall capital  strength of the broker;
                      the broker's  apparent  knowledge of or  familiarity  with sources from or to whom such  securities  may be purchased or  sold;  as  well  as the  efficiency,  reliability  and confidentiality  with  which the broker  has  handled  the execution of prior similar transactions.

                (iii) Subject to any  statements  concerning  the  allocation of brokerage  contained in the Fund's Prospectus or Statement of Additional Information, SMC is authorized to direct the execution  of  portfolio  transactions  for  the  Fund  to brokers who  furnish  investment  information  or research service  to the  SMC.  Such  allocations  shall be in such amounts  and  proportions  as SMC  may  determine.  If the transaction  is directed to a broker  providing  brokerage and research services to SMC, the commission paid for such transaction  may be in  excess of the  commission  another broker would have charged for effecting that  transaction, if SMC  shall  have  determined  in good  faith  that  the commission  is  reasonable in relation to the value of the brokerage and research services provided,  viewed in terms of  either  that  particular  transaction  or the  overall responsibilities of SMC with respect to all accounts as to which it now or hereafter exercises investment discretion.
                      For  purposes  of  the  immediately   preceding  sentence,
                      "providing brokerage and research services" shall have the meaning  generally given such terms or similar terms under
                      Section  28(e)(3) of the Securities  Exchange Act of 1934,
                      as amended.

                (iv)  In the  selection  of a broker  for the  execution  of any transaction  not subject to fixed  commission  rates,  SMC
                      shall  have  no  duty  or   obligation   to  seek  advance
                      competitive  bidding  for the  most  favorable  negotiated commission rate to be applicable to such  transaction,  or to select any broker  solely on the basis of its purported or "posted" commission rates.

                 (v)  In  connection  with  transactions  on markets  other than national or regional securities  exchanges,  the Fund will deal directly  with the selling  principal or market maker without  incurring charges for the services of a broker on its behalf  unless,  in the best  judgment of SMC,  better price  or  execution  can be  obtained  by  utilizing  the services of a broker.

        (d)    LIMITATION   OF  LIABILITY  OF  SMC  WITH  RESPECT  TO  RENDERING
               INVESTMENT ADVISORY SERVICES.  So long as SMC shall give the Fund the  benefit  of  its  best  judgment  and  effort  in  rendering investment advisory services  hereunder,  SMC shall not be liable for any errors of  judgment  or  mistake of law,  or for any loss sustained by reason of the adoption of any  investment  policy or
               the   purchase,   sale  or  retention  of  any  security  on  its
               recommendation  shall have been based upon its own  investigation and research or upon investigation and research made by any other individual,  firm or corporation,  if such  recommendation  shall have been made and such  other  individual,  firm or  corporation shall have been selected with due care and in good faith. Nothing herein  contained  shall,  however,  be  construed to protect SMC against any liability to the Fund or its  shareholders  by reason of  willful  misfeasance,  bad faith or gross  negligence  in the performance of its duties or by reason of its reckless  disregard of its  obligations  and duties  under this Section 4. As used in this  Section 4, "SMC"  shall  include  directors,  officers  and employees of SMC, as well as SMC itself.

  5.    ADMINISTRATIVE AND TRANSFER AGENCY SERVICES.

        (a)    RESPONSIBILITIES  OF SMC.  SMC will provide the Fund with general administrative,  fund accounting,  transfer agency,  and dividend disbursing  services  described  and  set  forth  in  Schedule  A attached  hereto and made a part of this  Agreement by reference.
               SMC agrees to maintain sufficient trained personnel and equipment and  supplies to perform  such  services in  conformity  with the
               current   Prospectus  of  the  Fund  and  such  other  reasonable
               standards  of  performance  as the  Fund  may  from  time to time specify,  and  otherwise  perform  such  services in an accurate, timely, and efficient manner.

        (b)    INSURANCE.  The  Fund  and SMC  agree to  procure  and  maintain, separately or as joint insureds with themselves, their directors, employees,  agents and others, and other investment companies for which SMC acts as investment adviser and transfer agent, a policy or policies of insurance  against  loss arising from  breaches of trust,  errors and  omissions,  and a fidelity  bond  meeting the requirements  of the 1940  Act,  in the  amounts  and  with  such deductibles as may be agreed upon from time to time. SMC shall be solely  responsible  for the  payment  of  premiums  due for such policies.

        (c)    REGISTRATION AND COMPLIANCE.

                 (i)  SMC represents that as of the date of this Agreement it is registered  as a transfer  agent with the  Securities  and
                      Exchange  Commission ("SEC") pursuant to Subsection 17A of the  Securities and Exchange Act of 1934 and the rules and
                      regulations  thereunder,   and  agrees  to  maintain  said
                      registration  and comply with all of the  requirements  of said Act, rules and  regulations so long as this Agreement remains in force.

                (ii)  The Fund  represents  that it is a  management  investment company  registered  with the SEC in  accordance  with the
                      1940 Act and the rules  and  regulations  thereunder,  and authorized  to sell its shares  pursuant to said Act,  the
                      1933 Act and the rules and regulations thereunder.

        (d)    LIABILITY   AND   INDEMNIFICATION   WITH   RESPECT  TO  RENDERING
               ADMINISTRATIVE AND TRANSFER AGENCY SERVICES.  SMC shall be liable for any actual losses, claims, damages or expenses (including any reasonable  counsel fees and expenses)  resulting  from SMC's bad faith, willful misfeasance, reckless disregard of its obligations and duties,  negligence or failure to properly perform any of its responsibilities or duties under this Section 5. SMC shall not be liable and shall be  indemnified  and held  harmless by the Fund, for any claim, demand or action brought against it arising out of or in connection with:

                 (i)  The bad faith, willful misfeasance,  reckless disregard of its duties or  negligence by the Board of Directors of the
                      Fund,  or  SMC's  acting  upon any  instructions  properly executed or and  authorized  by the Board of  Directors of the Fund;

                (ii)  SMC acting in reliance  upon advice  given by  independent counsel retained by the Board of Directors of the Fund.

               In the event that SMC  requests  the Fund to indemnify or hold it harmless hereunder,  SMC shall use its best efforts to inform the
               Fund of the relevant facts concerning the matter in question. SMC shall use  reasonable  care to identify and  promptly  notify the
               Fund concerning any matter which  presents,  or appears likely to present, a claim for indemnification against the Fund.

               The Fund shall have the  election  of  defending  SMC against any claim which may be the subject of indemnification  hereunder.  In the event the Fund so elects, it will so notify SMC and thereupon the  Fund  shall  take  over  defenses  of the  claim,  and if so requested by the Fund,  SMC shall incur no further legal or other claims  related  thereto  for  which  it  would  be  entitled  to
               indemnity  hereunder  provided,   however,  that  nothing  herein
               contained shall prevent SMC from  retaining,  at its own expense, counsel  to  defend  any  claim.  Except  with the  Fund's  prior consent,  SMC  shall in no event  confess  any  claim or make any compromise  in any  matter  in which  the  Fund  will be asked to indemnify or hold SMC harmless hereunder.

                PUNITIVE  DAMAGES.  SMC shall not be liable to the Fund,  or any third  party,  for  punitive,  exemplary,  indirect,  special or consequential  damages  (even  if SMC has  been  advised  of the possibility of such damage) arising from its obligations and the services  provided  under  this  Section  5,  including  but not limited  to loss  of  profits,  loss  of use of the  shareholder accounting  system,  cost of capital and expenses of  substitute facilities, programs or services.

                FORCE  MAJEURE.  Anything  in  this  Section  5 to the  contrary notwithstanding,  SMC shall not be liable  for  delays or errors
                occurring  by  reason  of  circumstances   beyond  its  control,
                including   but  not  limited  to  acts  of  civil  or  military
                authority,  national emergencies,  work stoppages,  fire, flood, catastrophe,  earthquake, acts of God, insurrection,  war, riot, failure of communication or interruption.

        (e)    DELEGATION  OF  DUTIES.  SMC may,  at its  discretion,  delegate, assign or  subcontract  any of the duties,  responsibilities  and services  governed by this agreement,  to an affiliated  company, whether  or not by  formal  written  agreement,  or to any  third party, provided that such arrangement with a third party has been approved  by the  Board of  Directors  of the  Fund.  SMC  shall, however,  retain  ultimate  responsibility  to the Fund and shall implement  such  reasonable  procedures  as may be necessary  for
               assuring  that  any  duties,   responsibilities  or  services  so
               assigned,  subcontracted or delegated are performed in conformity with the terms and conditions of this Agreement.

  6.    OTHER ACTIVITIES NOT RESTRICTED. Nothing in this Agreement shall prevent
        SMC  or  any  officer   thereof  from  acting  as  investment   adviser,
        administrator   or  transfer  agent  for  any  other  person,   firm  or
        corporation, nor shall it in any way limit or restrict SMC or any of its directors, officers,  stockholders or employees from buying, selling, or trading any  securities  for their own  accounts or for the  accounts of others  for  whom  they  may be  acting;  provided,  however,  that  SMC expressly  represents that it will undertake no activities which, in its judgment,  will conflict with the  performance of its obligations to the
        Fund  under  this  Agreement.  The  Fund  acknowledges  that SMC acts as investment adviser, administrator and transfer agent to other investment companies,  and it expressly  consents to SMC acting as such;  provided, however,  that if in the  opinion  of  SMC,  particular  securities  are consistent with the investment objectives of, and desirable purchases or sales  for  the  portfolios  of one or more  of  such  other  investment companies or series of such  companies at  approximately  the same time, such  purchases  or  sales  will  be made on a  proportionate  basis  if feasible,  and if not  feasible,  then on a rotating or other  equitable basis.

  7.    AMENDMENT. This Agreement and the schedules forming a part hereof may be amended  at  any  time,  without  shareholder  approval  to  the  extent permitted by applicable  law, by a writing signed by each of the parties hereto.  Any  change  in the  Fund's  registration  statements  or other documents of compliance or in the forms relating to any plan, program or service offered by its current  Prospectus  which would require a change in SMC's obligations hereunder shall be subject to SMC's approval, which shall not be unreasonably withheld.

  8.    DURATION AND  TERMINATION  OF  AGREEMENT.  This  Agreement  shall become effective  on May 1, 2002,  provided  that on or before that date it has been  approved by the holders of a majority  of the  outstanding  voting securities of each series of the Fund.  This Agreement shall continue in force until May 1, 2004, and for successive 12-month periods thereafter, unless  terminated,  provided  each  such  continuance  is  specifically approved  at least  annually by (a) the vote of a majority of the entire
        Board  of  Directors  of the  Fund,  and the vote of a  majority  of the directors  of the  Fund  who  are  not  parties  to  this  Agreement  or interested  persons (as such terms are defined in the Investment Company
        Act of 1940) of any such  party  cast in  person  at a  meeting  of such directors called for the purpose of voting upon such approval, or (b) by the  vote  of  the  holders  of a  majority  of the  outstanding  voting securities  of each series of the Fund (as defined in the 1940 Act).  In the event a majority  of the  outstanding  shares of one series vote for continuance of the Agreement,  it will be continued for that series even though  the  Agreement  is not  approved  by  either a  majority  of the outstanding  shares of any other series or by a majority of  outstanding shares of the Fund.

        Upon this Agreement becoming  effective,  any previous Agreement between the Fund  and SMC  providing  for  investment  advisory,  administrative and/or  transfer agency services shall  concurrently  terminate,  except that such  termination  shall not affect any fees accrued and guarantees of expenses with respect to any period prior to termination.

        This  Agreement  may be  terminated  at any time as to any series of the
        Fund  without  payment  of any  penalty,  by the Fund upon the vote of a majority  of the Fund's  Board of  Directors  or, by a  majority  of the outstanding  voting  securities of the applicable series of the Fund, or by SMC,  in each case on sixty  (60) days'  written  notice to the other party. This Agreement shall automatically  terminate in the event of its assignment (as such term is defined in the 1940 Act).

  9.    SEVERABILITY. If any clause or provision of this Agreement is determined to be illegal,  invalid or  unenforceable  under  present or future laws effective during the term hereof, then such clause or provision shall be considered  severed  herefrom and the remainder of this Agreement  shall continue in full force and effect.

  10.   APPLICABLE  LAW.  This  Agreement  shall be subject to and  construed in accordance with the laws of the State of Kansas.

IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed by their respective  officers thereto duly authorized on the day, month and year first above written.

                                             SECURITY EQUITY FUND

                                             By      JAMES R. SCHMANK
                                                  -------------------------
                                                     James R. Schmank

                                             Title:  President

ATTEST:

AMY J. LEE
---------------------------
Amy J. Lee
Secretary

                                             SECURITY MANAGEMENT COMPANY, LLC

                                             By      JAMES R. SCHMANK
                                                  -------------------------
                                                     James R. Schmank

                                             Title:  President

ATTEST:

AMY J. LEE
---------------------------
Amy J. Lee
Secretary

                                   SCHEDULE A
                  INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

        SCHEDULE OF ADMINISTRATIVE AND FUND ACCOUNTING FACILITIES AND SERVICES

Security  Management  Company,  LLC  agrees to  provide  the Fund the  following administrative facilities and services.

  1.    FUND AND PORTFOLIO ACCOUNTING

        a.     Maintain Fund General Ledger and Journal.
        b.     Prepare and record disbursements for direct Fund expenses.
        c.     Prepare daily money transfers.
        d.     Reconcile all Fund bank and custodian accounts.
        e.     Assist Fund independent auditors as appropriate.
        f.     Prepare daily projection of available cash balances.
        g.     Record  trading  activity for purposes of  determining  net asset values and daily dividend.
        h.     Prepare  daily  portfolio  evaluation  report to value  portfolio securities and determine daily accrued income.
        i.     Determine the daily net asset value per share.
        j.     Determine  the daily,  monthly,  quarterly,  semiannual or annual dividend per share.
        k.     Prepare  monthly,  quarterly,  semiannual  and  annual  financial statements.
        l.     Provide  financial  information for reports to the Securities and
               Exchange Commission in compliance with the provisions of the 1940
               Act and the Securities Act of 1933, the Internal  Revenue Service
               and any other regulatory agencies as required.
        m.     Provide  financial,  yield, net asset value, etc.  information to
               NASD and other survey and  statistical  agencies as instructed by the Fund.
        n.     Report to the Audit Committee of the Board of Directors.

  2.    LEGAL

        a.     Provide registration and other administrative  services necessary to qualify the shares of the Fund for sale in those jurisdictions determined  from time to time by the  Fund's  Board of  Directors
               (commonly known as "Blue Sky Registration").
        b.     Provide  registration  with and  reports  to the  Securities  and
               Exchange Commission in compliance with the provisions of the 1940
               Act and the Securities Act of 1933.
        c.     Prepare and review Fund  Prospectus  and  Statement of Additional
               Information.
        d.     Prepare proxy  statements and oversee proxy tabulation for annual meetings.
        e.     Prepare  Board  materials  and  maintain  minutes  of  the  Board meetings.
        f.     Draft,  review and maintain  contractual  agreements between Fund and  Investment  Adviser,  Custodian,  Distributor  and  Transfer
               Agent.
        g.     Oversee  printing  of  proxy  statements,  financial  reports  to
               shareholders,   prospectuses   and   Statements   of   Additional
               Information.
        h.     Provide   legal  advice  and  oversight   regarding   shareholder
               transactions,    administrative    services,    compliance   with
               contractual agreements and the provisions of the 1940 Act and the
               Securities Act of 1933.

           SCHEDULE OF SHARE TRANSFER AND DIVIDEND DISBURSING SERVICES

Security  Management  Company,  LLC  agrees to  provide  the Fund the  following transfer agency and dividend disbursing services.

  1.    Maintain shareholder accounts, including processing of new accounts.

  2.    Post address changes and perform other file  maintenance for shareholder accounts.

  3.    Post all transactions to the shareholder file, including:

        a.     Direct purchases;
        b.     Wire order purchases;
        c.     Direct redemptions;
        d.     Wire order redemptions;
        e.     Draft redemptions;
        f.     Direct exchanges;
        g.     Transfers;
        h.     Certificate issuances; and
        i.     Certificate deposits.

  4.    Monitor fiduciary processing, insuring accuracy and deduction of fees.

  5.    Prepare  daily  reconciliations  of  shareholder   processing  to  money
        movement instructions.

  6.    Handle bounced check collections. Immediately liquidate shares purchased and return to the shareholder the check and confirmation of the transaction.

  7.    Issue all checks and stop and replace lost checks.

  8.    Draft clearing services.

        a.     Maintain signature cards and appropriate corporate resolutions.
        b.     Compare  the  signature  on the  check to the  signatures  on the signature  card for the  purpose of paying the face amount of the check only.
        c.     Receive checks  presented for payment and liquidate  shares after verifying account balance.  d. Order checks in quantity specified by the Fund for the shareholder.

  9.    Mail   confirmations,   checks  and/or   certificates   resulting   from
        transaction requests to shareholders.

  10.   Perform all of the Fund's other mailings, including:

        a.     Dividend and capital gain distributions;
        b.     Semiannual and annual reports;
        c.     1099/year-end shareholder reporting;
        d.     Systematic withdrawal plan payments; and
        e.     Daily confirmations.

  11.   Answer all  service-related  telephone  inquiries from  shareholders and others, including:

        a.     General and policy inquiries (research and resolve problems);
        b.     Fund yield inquiries;
        c.     Shareholder  processing  requests and account maintenance changes by telephone as described above;
        d.     Pending requests to correspondence;
        e.     On-line statistical performance of unit; and
        f.     Reports on telephone activity.

  12.   Respond to written inquiries (research and resolve problems), including:

        a.     Initiate  shareholder  account  reconciliation   proceeding  when
               appropriate;
        b.     Notify shareholder of bounced investment checks;
        c.     Respond  to  financial  institutions  regarding  verification  of deposit;
        d.     Initiate proceedings regarding lost certificates;
        e.     Respond to complaints and log activities; and
        f.     Correspondence control.

  13.   Maintain and retrieve all  required  past history for  shareholders  and provide research capabilities as follows:

        a.     Monitor  daily  all   processing   activity  to  verify   back-up
               documentation;
        b.     Provide exception reports;
        c.     Provide microfilming services; and
        d.     Provide storage, retrieval and archive services.

  14.   Prepare materials for annual meetings.

        a.     Address and mail annual proxy and related material.
        b.     Prepare and submit to Fund an affidavit of mailing.
        c.     Furnish  certified list of shareholders  (hard copy or microfilm)
               and inspectors of elections.

  15.   Report and remit as necessary for state escheatment requirements.

Approved: Fund    JAMES R. SCHMANK            SMC    JAMES R. SCHMANK
                  -----------------                  -----------------
                  James R. Schmank                   James R. Schmank

                                 AMENDMENT TO
                  INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

WHEREAS,  Security Equity Fund (the "Fund") and Security Management Company, LLC
("SMC,  LLC") are parties to an Investment  Management  and Services  Agreement,
dated  December 8, 1988,  as amended  (the  "Agreement"),  under which SMC,  LLC agrees to provide investment research and advice, general  administrative,  fund accounting,  transfer  agency and  dividend  disbursing  services to the Fund in return for the compensation specified in the Agreement;

WHEREAS,  on May 3,  2002  the  Board of  Directors  of the  Fund  approved  the reorganization  and  liquidation  of the  Total  Return  Series  so  that it was acquired by the Equity Series effective August 28, 2002; and

WHEREAS,  on November 8, 2002, the Board of Directors of the Fund authorized the
Fund  to  offer  its  common  stock  in a new  series  designated  as the  Alpha
Opportunity Series, in addition to its presently offered series of common stock, with each series  representing  separate  interests  in a separate  portfolio of securities and other assets; and

WHEREAS,  on  November  8,  2002,  the Board of  Directors  of the Fund  further authorized  the Fund to offer  shares of the Alpha  Opportunity  Series in three classes, designated as Class A shares, Class B shares, and Class C shares; and

WHEREAS,  on November 8, 2002,  the Board of Directors of the Fund  approved the amendment of the  Agreement to provide  that SMC, LLC would  provide  investment advisory and business  management  services to each class of common stock of the
Alpha  Opportunity  Series of the Fund  under the  terms and  conditions  of the
Agreement.

NOW, THEREFORE,  IT IS BY THE PARTIES HERETO AGREED that the Agreement is hereby amended  effective  February 1, 2003, to provide that SMC, LLC shall provide all investment advisory services, general administrative,  fund accounting, transfer agency and dividend  disbursing  services to the Alpha Opportunity Series of the
Fund pursuant to the terms set forth in the Agreement, as follows:

    Paragraphs  3(a)  and 3(b)  shall  be  deleted  in  their  entirety  and the following paragraphs inserted in lieu thereof:

  3.    COMPENSATION OF SMC, LLC.

        (a)    As  compensation  for  the  investment  advisory  services  to be rendered by SMC, LLC to Global Series,  Social Awareness  Series,
               Mid Cap Value Series,  Small Cap Growth Series,  Large Cap Growth
               Series  and  Technology  Series,  for  each  of  the  years  this
               Agreement is in effect,  each of the  foregoing  Series shall pay
               SMC, LLC an annual fee equal to 1.00% of its  respective  average daily net assets.  Such fee shall be calculated daily and payable monthly.  As compensation for the investment advisory services to be rendered by SMC, LLC to  International  Series for each of the years this Agreement is in effect, the International Series shall pay SMC,  LLC an annual fee equal to 1.10% of its  average  daily net  assets.  Such fee  shall be  calculated  daily  and  payable monthly.  As compensation for the investment advisory services to be rendered by SMC, LLC to Equity  Series,  Enhanced Index Series
               and Select 25 Series for each of the years this  Agreement  is in effect, each of the foregoing Series shall pay SMC, LLC an annual fee equal to 0.75% of its  respective  average  daily net assets.
               Such fee  shall be  calculated  daily  and  payable  monthly.  As compensation for the investment  advisory services to be rendered by SMC,  LLC to Alpha  Opportunity  Series  for each of the years this Agreement is in effect,  the Alpha Opportunity  Series shall pay SMC,  LLC an annual fee equal to 2.25% of its  average  daily net  assets.  Such fee  shall be  calculated  daily  and  payable monthly.  As compensation for the  administrative  services to be rendered  by SMC,  LLC to Global,  International  and  Technology
               Series, each of the foregoing Series shall pay SMC, LLC an annual fee equal to 0.045% of its  average  daily net  assets,  plus the greater of 0.10% of its average  daily net assets or  $60,000.00.
               Such fees  shall be  calculated  daily and  payable  monthly.  As compensation  for the  administrative  services to be rendered by
               SMC,  LLC to Alpha  Opportunity  Series,  the  Alpha  Opportunity
               Series  shall pay SMC,  LLC an annual  fee equal to 0.145% of its average daily net assets. Such fees shall be calculated daily and payable monthly. As compensation for the administrative  services to be  rendered  by SMC,  LLC to each of the other  Series of the
               Fund,  each such Series shall pay SMC, LLC an annual fee equal to
               0.09%  of its  average  daily  net  assets.  Such  fees  shall be calculated daily and payable monthly.  If this Agreement shall be effective  for  only  a  portion  of  a  year,  then  SMC,  LLC's compensation  for said year shall be prorated  for such  portion.
               For  purposes  of this  Section 3, the value of the net assets of each  Series  shall be  computed in the same manner at the end of the  business  day as the value of such net assets is computed in connection with the  determination  of the net asset value of the
               Fund's shares as described in the Fund's prospectus.

           For transfer agency services  provided by SMC, LCC to each Series  of the fund, each  Series shall  pay a  Maintenance fee of $8.00 per account,  a Transaction  Fee of $1.00 per transaction per account and a Dividend Fee of $1.00 per  dividend  per  account.  For the purpose of calculating the Maintenance,  Transaction and Dividend
               Fees  applicable  to  each  Series,  SMC,  LLC  may  count  as  a shareholder  account each person that holds a beneficial interest in an omnibus  account  maintained on SMC, LLC's transfer  agency system  by  a  third-party  administrator,  broker/dealer,  bank, insurance  company or other  entity;  provided  that SMC,  LLC is
               paying  such  third-party  administrator,   broker/dealer,  bank,
               insurance    company   or   other   entity    sub-administrative,
               sub-accounting   and/or  sub-transfer  agency  fees  for  keeping
               individual  shareholder  records in connection with an investment in the Fund.

        (b)    For each of the Fund's  fiscal  years this  Agreement  remains in force,  SMC,  LLC agrees  that if total  annual  expenses  of any
               Series  of  the  Fund,   exclusive   of   interest   and   taxes,
               extraordinary expenses (such as litigation) and distribution fees paid under the Fund's  Class A, Class B and Class C  Distribution
               Plans,  but  inclusive  of SMC,  LLC's  compensation,  exceed any expense  limitation imposed by state securities law or regulation in any state in which  shares of such Series of the Fund are then qualified for sale, as such  regulations may be amended from time to time,  SMC, LLC will  contribute  to such Series such funds or waive  such  portion  of its  fee,  adjusted  monthly,  as may be requisite to insure that such annual expenses will not exceed any such limitation.  If this Agreement shall be effective for only a portion of any  Series'  fiscal  year,  then the  maximum  annual expenses  shall be prorated for such portion.  Brokerage fees and commissions  incurred in connection  with the purchase or sale of any  securities  by a Series  shall not be deemed to be  expenses within the meaning of this paragraph (b).

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Investment Management and Services Agreement this 8th day of November, 2002.

                                        SECURITY EQUITY FUND

                                        By:       JAMES R. SCHMANK
                                             -------------------------------
                                             James R. Schmank, President

                                        ATTEST:

                                        By:       AMY J. LEE
                                             -------------------------------
                                             Amy J. Lee, Secretary

                                        SECURITY MANAGEMENT COMPANY, LLC

                                        By:       JAMES R. SCHMANK
                                             -------------------------------
                                             James R. Schmank, President

                                        ATTEST:

                                        By:       AMY J. LEE
                                             -------------------------------
                                             Amy J. Lee, Secretary